Exhibit 10.9(E)

ONCOMED LETTERHEAD

December 5, 2018

Austin Gurney, Ph.D.

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### #########, ## #####

Dear Austin:

This letter confirms the offer made to you by OncoMed Pharmaceuticals, Inc. (the “Company”) in conjunction with your continued employment and separation from the Company as of December 21, 2018, or such earlier date as either you or the Company terminates your employment (the “Separation Date”).  If you sign and return this letter to us by December 12, 2018, it shall become a binding agreement between you and the Company (the “Agreement”), and you will become eligible for the payments and benefits of Paragraphs 2, 3 and 4 of this Agreement.  If you do not timely sign and return this Agreement, your employment shall terminate effective December 13, 2018, and you shall receive only those payments and benefits set forth in Paragraph 1.

1.

Accrued Wages and Expenses.  You shall receive, regardless of whether you sign this Agreement, the following payments and benefits.  All payments made pursuant to this Paragraph 1 shall be reduced by the amount of applicable taxes and other authorized withholding.

a)	On or before the Separation Date, you will receive payment in an amount equal to all wages owed to you through the Separation Date, including accrued, unused paid time off (“PTO”).
b)	Please promptly submit all unreimbursed business expenses incurred through the Separation Date to Accounts Payable at AP@oncomed.com, so that the Company may reimburse you.

2.Retention Period.

a)

During the period beginning December 5, 2018 and ending on the Separation Date (the “Retention Period”), you will continue to be an employee of the Company and to receive your base salary or wages at the

800 Chesapeake Drive   Redwood City, CA 94063   Phone: 650-995-8200   Fax: 650-298-8600   www.oncomed.com

level in effect as of December 5, 2018, PTO accrual, and all your other Company benefits that are in effect as of December 5, 2018.
b)

During the Retention Period, your employment will be terminable on an at-will basis, without Cause (as defined herein) or notice, by either you or the Company, subject to the terms of this Paragraph 2.

i)

In the event that your employment is terminated during the Retention Period by the Company other than for Cause, you will receive all salary or wages owed to you as of the Separation Date and, provided you execute and allow to become effective the General Release of Claims (the “General Release”) attached as Exhibit A hereto no earlier than the final date of your employment, the Separation Benefits set forth in Paragraph 4, below.

ii)

In the event that your employment is terminated by the Company for Cause during the Retention Period, you will receive all salary or wages owed to you as of the Separation Date, but will not be eligible for the Separation Benefits set forth in Paragraph 4, below.  “Cause” for purposes of this Agreement shall mean and refer to your failure or refusal to reasonably discharge your employment duties; your violation of the PIIA (defined in Paragraph 7); or your engaging in any act of commercial bribery, any criminal act, or your perpetration of fraud.

3.Retention Bonus.  Unless you terminate your employment prior to December 21, 2018, you will receive a retention bonus of $79,000.00 as set forth in the Retention Bonus Agreement between you and the Company, dated January 25, 2018, in accordance with the terms of such agreement and the timing therein, if you execute and allow to become effective the General Release no earlier than the final date of your employment, or if you otherwise comply with all of your obligations thereunder.

4.

Separation Benefits.  In consideration for your signing this Agreement, you will receive (a) unless you terminate your employment prior to December 21, 2018, an amount equal to $75,316.00 representing your pro-rated annual discretionary bonus for the 2018 fiscal year, less applicable taxes and other authorized withholding, and (b) the benefits set forth in Paragraph 4 of the Amended and Restated Change in Control and Severance Agreement between you and the Company, dated October 14, 2015 (in lieu of the benefits set forth in Paragraph 3 of such agreement), in accordance with the terms of such agreement and the timing therein (the “Separation Benefits”), in each case provided that you execute and allow to become effective the General Release no earlier than the final date of your employment.

5.

Benefits Coverage.  If you are enrolled in Company-sponsored healthcare coverage, such coverage will terminate as of December 31, 2018.  Thereafter, provided that you are eligible, you may continue healthcare coverage pursuant to COBRA at your own expense, except as provided in Paragraph 4 of this Agreement.  All other Company-sponsored benefits will terminate effective as of the Separation Date.

6.

Return of Company Property.  On or before the Separation Date, you shall return to the Company all Company documents, files and property in your possession, including but not limited to all keys, computer equipment, credit cards, original and copies of documents or data, and all office equipment.  Your receipt of the benefits of Paragraphs 2 and 4 of this Agreement is contingent upon your compliance with this Paragraph 6.

7.

Maintaining Confidential Information.  You will not disclose any confidential information you acquired while an employee of the Company to any other person or use such information in any manner that is detrimental to the Company’s interests.  By your signature, you confirm your continuing obligations toward the Company under the Proprietary Information and Inventions Assignment Agreement (“PIIA”) signed by you in conjunction with your employment. Notwithstanding the foregoing, or anything contained in the PIIA, you acknowledge that you will not be held criminally or civilly liable for (a) the disclosure of confidential or proprietary information that is made in confidence to a government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) the disclosure of confidential or proprietary information that is made in a complaint or other document filed in a lawsuit or other proceeding under seal or pursuant to court order.

8.

Cooperation With the Company.  You will cooperate fully with the Company in its defense of or other participation in any administrative, judicial or other proceeding arising from any investigation, charge, complaint or other action which has been or may be filed.

9.

General Release of the Company.  You understand that by agreeing to this release you are agreeing not to sue, or otherwise file any claim against, the Company or any of its directors, officers, managers, employees or agents for any reason whatsoever based on anything that has occurred as of the date you sign this agreement.

a)

On behalf of yourself and your heirs and assigns, you hereby release and forever discharge the “Releasees” hereunder, consisting of the Company, and each of its directors, officers, managers, employees, agents (including but not limited to Execustaff HR, Inc.) and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which you now have or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to your recruitment, hire, employment, remuneration or separation from employment by the Releasees, including any Claims arising under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1866; the Equal Pay Act; the Americans with Disabilities Act; the Fair Labor Standards Act; the Employee Retirement Income Security Act; the Family Medical Leave Act; the Worker Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act; the California Family Rights Act; the California Reductions, Mass Terminations and Layoffs  law; the California Labor Code; the California Occupational Safety and Health Act; Section 17200 of the California Business and Professions Code; Claims arising under any other local, state or federal law governing employment; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

b)

Notwithstanding the generality of the foregoing, you do not release (i) your rights under this agreement; (ii) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law; (iii) Claims to continued participation in certain of the Company's group benefit plans pursuant to the terms and conditions of the federal law known as COBRA or applicable state law; (iv) your  right to bring to the attention of the Equal Employment Opportunity Commission or California Department of Fair Employment and Housing claims of discrimination, harassment, retaliation or interference with leave rights; provided, however, that you do release your right to secure any damages for all such alleged treatment; (v) your right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator; and (vi) any other Claims that cannot be released as a matter of law.

c)	YOU ACKNOWLEDGE THAT YOU ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

BEING AWARE OF SAID CODE SECTION, YOU HEREBY EXPRESSLY WAIVE ANY RIGHTS YOU MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

8.Severability.  The provisions of this agreement are severable.  If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

9.Voluntary and Knowing Agreement.  You represent that you have thoroughly read and considered all aspects of this agreement, that you understand all its provisions and that you are voluntarily entering into said agreement.

10.Entire Agreement; Amendment.  This agreement sets forth the entire agreement between you and the Company and supersedes any and all prior oral or written agreements or understanding between you and the Company concerning the subject matter.  This agreement may not be altered, amended or modified, except by a further written document signed by you and the Company.

If the above accurately reflects your understanding, please date and sign the enclosed copy of this letter in the places indicated below and return that copy to Cindy Hernandez, HR Manager at Execustaff HR, Inc., at chernandez@execustaffhr.com no later than December 12, 2018.

Respectfully,

/s/ John Lewicki

John Lewicki, Ph.D.

President and CEO

Accepted and agreed:

/s/ Austin Gurney12/05/2018

Austin GurneyDATE

EXHIBIT A

GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into as of this ___ day of _________________, 201__, between you, and OncoMed Pharmaceuticals, Inc. (the “Company”) (collectively referred to herein as the “Parties”), effective on the 8th day after your signature (the “Effective Date”), unless you revoke your acceptance as provided in Paragraph 1(d), below.

1.General Release of the Company.  You understand that by agreeing to this release you are agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date you sign this agreement.

a.

On behalf of yourself and your heirs and assigns, you hereby release and forever discharge the “Releasees” hereunder, consisting of the Company, and each of its directors, officers, managers, employees, agents (including but not limited to Execustaff HR, Inc.) and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which you now have or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to your recruitment, hire, employment, remuneration or separation from employment by the Releasees, including any Claims arising under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1866; the Age Discrimination in Employment Act (“ADEA”); the Equal Pay Act; the Americans with Disabilities Act; the Fair Labor Standards Act; the Employee Retirement Income Security Act; the Family Medical Leave Act; the Worker Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act; the California Family Rights Act; the California Reductions, Mass Terminations and Layoffs  law; the California Labor Code; the California Occupational Safety and Health Act; Section 17200 of the California Business and Professions Code; Claims arising under any other local, state or federal law governing employment; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

b.	Notwithstanding the generality of the foregoing, you do not release (i) your rights under this agreement; (ii) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law; (iii) Claims to continued participation in certain of the Company's group benefit plans pursuant to the terms and conditions of the federal law known as COBRA or applicable state law; (iv) your  right to bring to the attention of the Equal Employment Opportunity Commission or California Department of Fair Employment and Housing claims of discrimination, harassment, retaliation or interference with leave rights; provided, however, that you do release your right to secure any damages for all such alleged treatment; (v) your right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator, including; and (vi) any other Claims that cannot be released as a matter of law.

c.	YOU ACKNOWLEDGE THAT YOU ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

BEING AWARE OF SAID CODE SECTION, YOU HEREBY EXPRESSLY WAIVE ANY RIGHTS YOU MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

d.	In accordance with the Older Workers Benefit Protection Act of 1990, you should be aware of the following:
i)	You have the right to consult with an attorney before signing this agreement;
ii)	You have at least forty-five (45) days, from December 5, 2018 (through January 19, 2019), to consider this agreement;
iii)

You have seven (7) days after signing this agreement to revoke this agreement, and this agreement will not be effective, and you will not receive any of the separation benefits, until that revocation period has expired; and

iv)

The job titles and ages of all individuals eligible or selected for the separation package and the ages of all individuals in the same job classification or organizational unit who are not eligible for the separation package are listed on the form attached as Appendix 1.

If you wish to revoke your acceptance of this Agreement, you must deliver written notice stating your intent to revoke by email to Cindy Hernandez, HR Manager at

Execustaff HR, Inc., at chernandez@execustaffhr.com, on or before 5:00 p.m. Pacific Time on the seventh (7th) day after the date on which you sign this Agreement.

2.Choice of Law.  This Release shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.

3.Integration Clause.  This Release, together with the letter agreement dated December 5, 2018, contains our entire agreement with regard to the separation of your employment, and supersedes and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by you and the Chief Executive Officer of the Company or his/her successor.

4.Execution in Counterparts.  This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document.  Facsimile and pdf signatures shall have the same force and effectiveness as original signatures.

The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

EMPLOYEEONCOMED PHARMACEUTICALS, INC.

NAMEBy:

Title:

DateDate

APPENDIX A

DISCLOSURE CONCERNING SEVERANCE OFFER

CLASS, UNIT OR GROUP COVERED BY SEVERANCE OFFER

All employees of OncoMed Pharmaceuticals, Inc. (the “Company”) who were included in the layoff announced internally to the Company’s employees on December 5, 2018 are covered by this severance offer.

ELIGIBILITY FACTORS FOR THE PROGRAM

Employees who are covered by the severance offer are eligible to receive the benefits of the offer if they:

•	Are provided with a Release Agreement (the “Agreement”) to which this Disclosure is Appendix A;

•	Timely sign and deliver the Agreement to the Company;

•	Do not revoke the Agreement, as permitted by the Agreement; and

•	Comply with the terms and conditions of the Agreement.

TIME LIMITS APPLICABLE TO THE PROGRAM

The following time limits apply to the program:

•	Employees age 40 and over must sign and deliver the Agreement no later than the forty-fifth (45th) day after that employee’s receipt of the Agreement.

•	Employees age 40 and over may revoke their acceptance of the Agreement for a period of seven (7) days after signing it.

JOB TITLES AND AGES OF EMPLOYEES SELECTED FOR AND NOT SELECTED FOR THE PROGRAM:

Job Title	Department	Age	Selected or Not Selected
Senior Director	Bioinfomatics	55	Selected
Accounting Manager	Finance	60	Selected
Senior Patent Counsel	Legal	47	Selected
Long Term Intern	Manufacturing	28	Selected
Director	Manufacturing	43	Selected
Scientist	Manufacturing	44	Selected
Associate Director	Manufacturing	53	Selected

Senior Scientist	Manufacturing	38	Selected
Associate Director	Manufacturing	58	Selected
Senior Scientist	Manufacturing	36	Selected
Associate Director	Research	59	Selected
Senior Scientist	Research	38	Selected
Associate Scientist	Research	37	Selected
Senior Vice President, Chief Scientific Officer	Research	55	Selected
Scientist	Research	55	Selected
Scientist	Research	61	Selected
Senior Scientist	Research	33	Selected
Associate Director	Research	42	Selected
Senior Director	Research	55	Selected
Scientist	Research	33	Selected
Associate Director	Research	58	Selected
Associate Scientist	Research	51	Selected
Director	TransMed	49	Selected
Senior Scientist	TransMed	37	Selected
Associate Director	TransMed	43	Selected
Senior Director	TransMed	47	Selected
Associate Director	TransMed	47	Selected
Research Associate	TransMed	27	Selected
Associate Director	TransMed	44	Selected
Senior Vice President	TransMed	52	Selected
Scientist	TransMed	38	Selected
Associate Director	TransMed	48	Selected
Animal Care Technician	Vivarium	27	Not Selected
Research Associate	Vivarium	55	Selected
CEO & President	Administration	67	Not Selected
Executive Assistant	Administration	61	Not Selected
IT Network Administrator	Bioinfomatics	58	Not Selected
Vice President	Clinical	41	Not Selected
Director	Clinical	51	Not Selected
Senior Vice President	Clinical	60	Not Selected

Facility Manager	Facilities	40	Not Selected
Senior Accountant	Finance	50	Not Selected
Associate Director	Finance	42	Not Selected
Vice President	Finance	59	Not Selected
Senior Corporate Counsel	Legal	33	Not Selected
Senior Vice President, General Counsel	Legal	49	Not Selected
Senior Manager	Manufacturing	43	Not Selected
Executive Director	Manufacturing	48	Not Selected
Regulatory Affairs Manager	Regulatory	35	Not Selected
Executive Director	Regulatory	49	Not Selected
Senior Vice President	Regulatory	56	Not Selected
Long Term Intern	Research	21	Not Selected
Short Term Intern	TransMed	23	Not Selected
Senior Scientist	TransMed	34	Not Selected
Associate Director	Vivarium	46	Not Selected